                                                                  EXHIBIT 3.5





                                    BY-LAWS


                                       OF


                           Mpower Holding Corporation



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


                                TABLE OF CONTENTS

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                                                                                                                ----
ARTICLE I - Offices                                                                                               4
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         Section 1.01.  Registered Office.                                                                        4
         ---------------------------------

         Section 1.02.  Other Offices.                                                                            4
         -----------------------------

ARTICLE II - Meetings of Stockholders                                                                             4
-------------------------------------

         Section 2.01.  Annual and Special Meetings; Time and Place of Meetings.                                  4

         Section 2.02.  Notice of Meetings.                                                                       4
         ------------

         Section 2.03.  Waiver of Notice.                                                                         5
         ------------

         Section 2.04.  Adjournments.                                                                             5
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         Section 2.05.  Quorum.                                                                                   5
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         Section 2.06.  Voting.                                                                                   6
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         Section 2.07.  Proxies.                                                                                  6
         ------------

         Section 2.08.  Action Without a Meeting.                                                                 6
         ------------

         Section 2.09.  Record Date Fixed by Board.                                                               6
         ------------

         Section 2.10.  Record Date in Other Cases.                                                               6

         Section 2.11.  Record Date for Adjournments.                                                             7
         ------------

         Section 2.12.  List of Stockholders Entitled to Vote.                                                    7
         ------------

ARTICLE III - Directors                                                                                           7
-----------------------

         Section 3.01.  Powers.                                                                                   7
         ------------

         Section 3.02.  Number and Term of Office.                                                                7
         ------------

         Section 3.03.  Resignations.                                                                             8
         ------------

         Section 3.04.  Removal.                                                                                  8
         ------------

         Section 3.05.  Vacancies.                                                                                8
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         Section 3.06.  Committees of the Board.                                                                  8
         -------------

         Section 3.07.  Regular Meetings.                                                                         9
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



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
         Section 3.08.  Special Meetings.                                                                         9
         ------------

         Section 3.09.  Waiver of Notice.                                                                         9
         ------------

         Section 3.10.  Quorum and Manner of Acting.                                                             10
         ------------

         Section 3.11.  Action Without a Meeting.                                                                10
         ------------

         Section 3.12.  Telephonic Meetings.                                                                     10
         ------------

         Section 3.13.  Compensation of Directors.                                                               10
         ------------

ARTICLE IV - Officers                                                                                            10
---------------------

         Section 4.01.  Officers.                                                                                10
         ------------

         Section 4.02.  Term of Office; Resignation; Removal and Vacancies.                                      11

         Section 4.03.  Compensation.                                                                            11
         ------------

         Section 4.04.  The President.                                                                           11
         ------------

         Section 4.05.  Vice-Presidents.                                                                         11
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         Section 4.06.  The Secretary.                                                                           12
         ------------

         Section 4.07.  Assistant Secretaries.                                                                   12
         ------------

         Section 4.08.  The Treasurer.                                                                           12
         ------------

         Section 4.09.  Assistant Treasurers.                                                                    12
         ------------

         Section 4.10.  Indemnification of Officers; Directors, Employees and Agents.                            13

         Section 4.11.  Interested Directors; Quorum.                                                            16
         ------------

         Section 4.12.  Loans to Employees and Officers.                                                         16
         ------------

ARTICLE V - Stock Certificates                                                                                   17
------------------------------

         Section 5.01.  Form; Signature; Uncertificated Shares.                                                  17
         ------------

         Section 5.02.  Lost Certificates.                                                                       17
         ------------

         Section 5.03.  Transfers of Stock.                                                                      17
         ------------

         Section 5.04.  Registered Stockholders.                                                                 18
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ARTICLE VI - Miscellaneous                                                                                       18
--------------------------



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
         Section 6.01.  Fiscal Year.                                                                             18
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         Section 6.02.  Seal.                                                                                    18
         ------------

         Section 6.03.  Amendments.                                                                              18
         ------------



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


                                    BY-LAWS

                                       OF

                           MPOWER HOLDING CORPORATION


                                    ARTICLE I

                                     Offices

       Section 1.01.  Registered Office.

         The registered office of Mpower Holding Corporation (the
"Corporation") in the State of Delaware shall be established and maintained at the office of Corporation Trust Center, 1209 Orange street, in the City of Wilmington, County of New Castle. The name of Registered Agent of the Corporation at such address is The Corporation Trust Company.

       Section 1.02.  Other Offices.

         The Corporation may have offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

       Section 2.01.  Annual and Special Meetings; Time and Place of Meetings.

         Annual meetings of stockholders for the election of directors and the transaction of such other business as may properly be brought before such meetings shall be held at such date as the Board of Directors by resolution shall determine. If the annual meeting of stockholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. Except as otherwise provided by law, special meetings of stockholders may be called at any time and for any purpose or purposes by (a) the President of the Corporation, (b) the Secretary of the Corporation, (c) the Board of Directors or (d) the holders of record of a majority of the shares of stock entitled to vote on the matters to be considered at such meetings. Annual and special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as may be fixed from time to time by the Board of Directors in the case of annual meetings or as may be fixed by the person or persons calling the meeting in the case of special meetings.

       Section 2.02.  Notice of Meetings.

         Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and hour of the meeting and, in the case of a



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



special meeting, the purpose or purposes for which the meeting is held, shall be given personally or by first-class mail (airmail in the case of international communications) to each stockholder entitled to vote, not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

       Notice of a special meeting may be given by the person or persons calling the meeting, or upon the written request of such person or persons, such notice shall be given by the Secretary of the Corporation on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall forward a copy thereof to the Secretary. Every request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

       Section 2.03.  Waiver of Notice.

         Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       Section 2.04.  Adjournments.

         When a meeting is adjourned to another date, hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

       Section 2.05.  Quorum.

         Except as otherwise provided by law or the Certificate of Incorporation, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders, whether annual or special, for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat may adjourn the meeting



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


from time to time in accordance with Section 2.04 of these By-Laws until a quorum shall be present or represented.

       Section 2.06.  Voting.

         Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting, the vote of the holders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

       Section 2.07.  Proxies.

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such corporate action without a meeting, at such time as the Board of Directors may require. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

       Section 2.08.  Action Without a Meeting.

         Except as otherwise provided by law or the Certificate of Incorporation, any action required or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such written consent shall be filed with the records of the Corporation.

       Section 2.09.  Record Date Fixed by Board.

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such action.

       Section 2.10.  Record Date in Other Cases.

         If no record date is fixed:



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       (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

       (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

       (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

       Section 2.11.  Record Date for Adjournments.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       Section 2.12.  List of Stockholders Entitled to Vote.

         The Secretary shall prepare and make, at least ten days before every meeting, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

                                   ARTICLE III

                                    Directors

       Section 3.01.  Powers.

         Except as may otherwise be provided by law or in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the stockholders by law, the Certificate of Incorporation or these By-Laws.

       Section 3.02.  Number and Term of Office.

         The Board of Directors of the Corporation shall be composed of three directors or such other number as shall be determined by resolution of the Board of Directors from time to time, but in no event shall be less than three or more than twelve. Except as otherwise provided



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by law, the Certificate of Incorporation, or these By-Laws, at each annual meeting of stockholders, each of the directors shall be elected by the stockholders to hold office until a successor shall have been elected.

       At the first meeting of the Board of Directors following each annual meeting of stockholders, the Board of Directors may designate one of its members to act as Chairman of the Board of Directors until the next annual meeting of stockholders. If a Chairman is so designated, that person shall preside at all meetings of the Board of Directors. In the absence of said Chairman, the Board of Directors may designate some other member of the Board to act as Chairman during the Chairman's absence.

       Section 3.03.  Resignations.

         Any director or member of a committee may resign at any time by delivering a written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Board of Directors, the President or the Secretary. The acceptance of such resignation shall not be necessary to make it effective.

       Section 3.04.  Removal.

         Any director or the entire Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

       Section 3.05.  Vacancies.

         In case of any increase in the number of directors or of any vacancy, the additional director or directors may be elected or the vacancy or vacancies may be filled either (a) by the affirmative vote of the holders of a majority of the shares entitled to vote on the election of directors, either at an annual meeting of stockholders or at a special meeting called for the purposes, or (b) by the affirmative vote of a majority of the directors then in office, although less than a quorum, or (c) by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next meeting of stockholders at which the election of directors is the regular order of business, and until a successor has been elected.

       Section 3.06.  Committees of the Board.

         The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may




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require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or these By-Laws expressly so provides, no such committee shall have the power or authority to declare a dividend, or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to
Section 253 of the General Corporation Law of the State of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required by the Board of Directors to do so.

       Section 3.07.  Regular Meetings.

         Regular meetings of the Board of Directors to transact such business as may properly come before it may be held without notice at such time and at such place, within or without the State of Delaware, as shall from time to time be determined by Board of Directors. Where notice is given of any regular meeting, such notice shall comply with the procedures in Section 3.08 of these By-Laws.

       Section 3.08.  Special Meetings.

         Special meetings of the Board of Directors shall be held whenever called by the President or the Secretary or by a majority of the Board of Directors at such place, within or without the State of Delaware, and at such time as shall be determined by the person or persons calling such meeting. Notice of any special meeting shall be given by first-class mail (airmail in the case of international communications) to each director, addressed to said director's usual place of business, not later than the seventh day before the day on which such meeting is to be held, or shall be sent to said director at such place by telegram, telex or similar method, or be delivered personally or by telephone, not later than the seventh day before the day on which such meeting is to be held. Such notice shall state the place, date, hour and subjects of the meeting.

       Section 3.09.  Waiver of Notice.

         Notice of meeting need not be given to any director who submits a written waiver of notice, signed by such director, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the directors need be specified in any written waiver of notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.



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


       Section 3.10.  Quorum and Manner of Acting.

         At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice in accordance with Section 3.08 of these By-Laws of any adjournment of any special meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

       Section 3.11.  Action Without a Meeting.

         Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

       Section 3.12.  Telephonic Meetings.

         Members of the Board of Directors or members of any Committee of the Board established pursuant to Section 3.06 of these By-Laws may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

       Section 3.13.  Compensation of Directors.

         Directors shall not receive any stated salary for their services as directors or as members of committees, except as authorized by the stockholders. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

       Section 4.01.  Officers.

         The officers of the Corporation shall be a President, a Secretary and a Treasurer and such other officers and agents as, from time to time, may be deemed by the Board of Directors to be necessary or advisable in the conduct of the affairs of the Corporation. The officers shall be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.




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


       Section 4.02.  Term of Office; Resignation; Removal and Vacancies.

         Each officer of the Corporation shall hold office until a successor is elected or appointed or until the officer's earlier resignation or removal. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and, if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors. Any vacancy occurring in any office shall be filled by the Board of Directors.

       Section 4.03.  Compensation.

         The compensation of the officers of the Corporation shall be fixed by the Board of Directors.

       Section 4.04.  The President.

         The President shall preside at all meetings of stockholders. The President shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall manage and administer the Corporation's business and affairs and perform all duties and exercise all powers usually appertaining to the office of president and chief executive officer of a corporation, and shall perform such further duties and exercise such further powers as may be assigned to the President from time to time by these By-Laws or the Board of Directors. The President shall have the authority to sign, in the name and on behalf of the Corporation, agreements, documents and instruments in connection with the business of the Corporation, and, together with the Secretary or an Assistant Secretary, documents and instruments to which the seal of the Corporation is affixed. The President shall have the authority to cause the employment of such employees of the Corporation, other than officers elected or appointed by the Board of Directors, as the conduct of the business of the Corporation may require, and to fix their compensation; to remove or suspend any employee who shall not have been elected or appointed by the Board of Directors; and to suspend for cause, pending final action by the Board of Directors, any officer who shall have been elected or appointed by the Board of Directors. In the absence of the President or in the event of the President's inability to act, the President's duties shall be performed and the President's powers may be exercised by the Vice Presidents, if any, in the order of their last election or, in the event there are no Vice Presidents or in their absence, by such other officer as shall be designated by the President in writing or, failing such designation, by the Board of Directors.

       Section 4.05.  Vice-Presidents.

         Each Vice-President, if any, shall have such powers and perform such duties as may be assigned to each Vice-President from time to time by the Board of Directors or the President.




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

       Section 4.06.  The Secretary.

         The Secretary shall attend to the giving and serving of notice of all meetings of stockholders and of the Board of Directors and shall keep and attest true records of all proceedings thereat. The Secretary shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. The Secretary shall perform such further duties and exercise such further powers as may be assigned to the Secretary from time to time by the Board of Directors or the President. In the absence of the Secretary or in the event of the Secretary's inability to act, the Secretary's duties shall be performed and the Secretary's powers may be exercised by the Assistant Secretaries, if any, in the order of their last election, or, in the event there are no Assistant Secretaries or in their absence, such other officer as shall be designated by the President or Secretary, or failing such designation, by the Board of Directors.

       Section 4.07.  Assistant Secretaries.

         Each Assistant Secretary, if any, shall perform such duties and have such powers as may from time to time be assigned to each Assistant Secretary by the Board of Directors.

       Section 4.08.  The Treasurer.

         Under the general direction of the President, the Treasurer shall have the care and custody of all moneys, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositaries as the Board of Directors shall from time to time direct; shall be responsible for the collection of all the Corporation's accounts, and shall cause to be recorded a statement of all daily receipts and disbursements of the Corporation, in order that proper entries may be made in the books of account. The Treasurer shall have power to sign stock certificates; to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation, and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall perform such further duties and exercise such further powers as may be assigned to him from time to time by the Board of Directors or the President. In the absence of the Treasurer or in the event of the Treasurer's inability to act, the Treasurer's duties shall be performed by the Assistant Treasurers, if any, in the order of their last election, or, in the event there are no Assistant Treasurers or in their absence, by such other officer as shall be designated by the President or Treasurer, or failing such designation, by the Board of Directors.

       Section 4.09.  Assistant Treasurers.

         Each Assistant Treasurer, if any, shall perform such duties and have such power as may from time to time be assigned to each Assistant Treasurer by the Board of Directors.



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


       Section 4.10.  Indemnification of Officers; Directors, Employees and
Agents.

       (a) The Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

       (b) The Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of any duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred in connection therewith.

       (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the




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


circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

       (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall, to the fullest extent permitted by law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this By-Law. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

       (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law or under the provisions of the General Corporation Law of the State of Delaware.

       (h) For purposes of this By-Law, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-Law with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

       (i) All rights to indemnification and advancement of expenses under this By-Law shall be deemed to be provided by contract between the Corporation and the Director, Officer, employee or agent who serves in such capacity at any time while these by-laws and



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


other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect.

       (j) The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this By-Law is intended to be retroactive and shall be available with respect to events or acts occurring prior to the adoption hereof, and any repeal or modification of this By-Law shall not diminish or adversely affect any right of a Director, Officer, employee or agent of the Corporation with respect to any events or acts occurring prior to such repeal or modification whether or not any action or proceeding based thereon or resulting therefrom has been commenced or threatened against any such Director, Officer, employee or agent prior to such repeal or modification.

       (k) If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, Officers, employees or agents, then such person, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

       (l) For purposes of this By-Law, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this By-Law.

       (m) If this By-Law or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this By-Law that shall not have been invalidated or by any other applicable law.

       (n) (1) A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit.



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


       (2) Any repeal or modification of the foregoing paragraph (1) by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

       (3) If the General Corporation Law of the State of Delaware is amended after approval by Stockholders of this By-Law to authorize corporate action further eliminating or limiting the personal liability of Directors, then a Director of the Corporation, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

       Section 4.11.  Interested Directors; Quorum.

         (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or Committee thereof which authorizes the contract or transaction, or solely because the votes of one or more of such directors or officers are counted for such purpose, if:

         (1) The material facts as to that person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (2) The material facts as to that person's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a Committee thereof, or the shareholders.

         (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

         Section 4.12.  Loans to Employees and Officers.

           The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or its subsidiary, including any office or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest,




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

and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                    ARTICLE V

                               Stock Certificates

       Section 5.01.  Form; Signature; Uncertificated Shares.

         The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

       Section 5.02.  Lost Certificates.

         The Board of Directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates or uncertificated shares theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock or uncertificated shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

       Section 5.03.  Transfers of Stock.

         Upon surrender to the Corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided that such transaction or transfer



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


was effected in compliance with the restrictions on the transfer of shares set forth in the Certificate of Incorporation.

       Section 5.04.  Registered Stockholders.

         The Corporation shall be protected in treating the persons in whose names shares stand on the record of stockholders as the owners thereof for all purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                  Miscellaneous

       Section 6.01.  Fiscal Year.

         The fiscal year of the Corporation shall be the calendar year.

       Section 6.02.  Seal.

         The Corporation shall have a seal in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. A duplicate seal may be kept and used.

       Section 6.03.  Amendments.

         These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, at any regular or special meeting of the stockholders or of the Board of Directors. Notice of such alteration, amendment or repeal shall be contained in the notice of any such special meeting.


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